UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2004

Asyst Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

California	000-22430	94-2942251

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

48761 Kato Road, Fremont, California	94538

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 661-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01. Entry into a Material Definitive Agreement.

See Item 5.02 for a description of an employment agreement and related equity awards for a newly appointed executive officer, which description is incorporated in this item 1.01 by this reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of New Chief Financial Officer.

     Robert J. Nikl, age 49, joined Asyst as Senior Vice President, Finance and Chief Financial Officer on September 22, 2004. From November 1994 to November 2003, Mr. Nikl served in various financial management positions, most recently as corporate vice president, finance, of global operations, at Solectron Corporation, a provider of worldwide manufacturing and integrated supply chain services to electronics companies. Prior to joining Solectron, Mr. Nikl held a number of senior financial management positions for Xerox Corporation, a document management technology and services business, from February 1981 to October 1994 including vice president, finance, for Xerox Engineering Services. He began his career in public accounting for KPMG Peat Marwick. He is a certified public accountant and holds an MBA from the University of Connecticut as well as a bachelor’s degree in public accounting from Pace University.

     A copy of the press release we issued on September 22, 2004, announcing Mr. Nikl’s appointment is attached to this report as Exhibit 99.1

     Asyst entered into an employment agreement with Mr. Nikl on September 20, 2004, a copy of which is attached to this report as Exhibit 99.2. Under the employment agreement, Mr. Nikl is employed by Asyst on an at will basis, is entitled to a base annual salary of $265,000, is eligible to participate in our annual bonus plan for fiscal year 2005 and to receive certain equity awards under our 2003 Equity Incentive Plan, and expects to enter into change of control and indemnity agreements similar to those previously entered into with other Asyst executive officers, in addition to other terms and conditions set forth in the agreement. This brief description of the agreement is qualified by reference to the provisions of the agreement attached to this report as Exhibit 99.2.

     Consistent with the employment agreement, the Compensation Committee of Asyst’s Board of Directors has, pursuant to our amended 2003 Equity Incentive Plan approved by our shareholders on September 21, 2004, granted to Mr. Nikl an option to purchase 200,000 shares of our common stock at an exercise price of $4.94 per share, the closing price of our common shares on the NASDAQ Stock Market on September 22, 2004. The option has a term of six years, and will vest ratably on each of the first four anniversaries of September 22, 2004 (that is, an option to purchase 50,000 shares will vest on each of those four anniversaries). Under the employment agreement, he is also eligible to receive a restricted stock award of 15,000 shares, subject to approval by the Asyst Board of Directors and other conditions, as more fully set forth in the employment agreement attached as Exhibit 99.2 to this report.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit
Number	Description
99.1	Press Release titled “Asyst Technologies Names Robert J. Nikl as Chief Financial Officer” dated September 22, 2004
99.2	Employment Agreement between the registrant and Robert Nikl executed on September 20, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: September 24, 2004	By:	/s/ Steve Debenham
Steve Debenham
Vice President, Secretary, and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release titled “Asyst Technologies Names Robert J. Nikl as Chief Financial Officer” dated September 22, 2004
99.2	Employment Agreement between the registrant and Robert Nikl executed on September 20, 2004